UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2022 (June 22, 2022)
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of C4 Therapeutics, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on June 24, 2022 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2022 annual meeting of stockholders held on June 22, 2022 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future advisory, non-binding votes on the compensation of the Company’s named executive officers.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, the Company’s stockholders cast a majority of votes in favor of recommending a frequency of one year for future executive compensation advisory votes, through an advisory, non-binding resolution (the “Frequency Proposal”).
In consideration of the stockholder vote on the Frequency Proposal, and consistent with the recommendations of the Company’s board of directors disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022, the Company has determined to hold the advisory, non-binding vote on the compensation of the Company’s named executed officers on an annual basis until stockholders vote on the next required frequency proposal.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: September 22, 2022	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer